UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2017
Carey Watermark Investors 2 Incorporated
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-55461	46-5765413
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.
Effective March 24, 2017, Ms. Mallika Sinha was appointed as the Chief Financial Officer of Carey Watermark Investors 2 Incorporated (the “Company”), succeeding Ms. ToniAnn Sanzone, who resigned from that position, effective as of that same date. Ms. Sanzone will remain chief financial officer of W. P. Carey Inc., the parent of the Company’s advisor (“W. P. Carey”).
Ms. Sinha, age 39, served as the Company’s Executive Director – Corporate Finance from January 2016 to March 2017, having served as Senior Vice President – Corporate Finance from February 2015 to December 2015. She joined W. P. Carey in June 2011 as Senior Vice President and head of Accounting Policy and oversaw the establishment of company-wide accounting policies and reviewed complex accounting transactions. Ms. Sinha started her career in 1999 with PricewaterhouseCoopers LLP (“PwC”) and worked in its Mumbai and New York offices until 2011. At PwC, she worked in a variety of roles, last serving as Director – Transaction Services, where she advised clients on financing transactions, divestitures and mergers and acquisitions. She is a Chartered Accountant from India and received her Bachelor of Commerce degree from the University of Mumbai, India.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors 2 Incorporated

Date:	March 28, 2017	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director and Corporate Secretary

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